UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2019

BYLINE BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-3813936-3012593

(Commission File Number)(I.R.S. Employer Identification No.)

180 North LaSalle Street, Suite 300
Chicago, Illinois60601

(Address of Principal Executive Offices)(Zip Code)

(773) 244-7000

Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2019, upon the recommendation of the Governance and Nominating Committee, the Board of Directors (the "Board") of Byline Bancorp, Inc. (the "Company") appointed Mary Jo S. Herseth as a director to fill a vacancy on the Board, effective immediately. Ms. Herseth, age 60, was also appointed to the Board of Directors of the Company’s bank subsidiary, Byline Bank.

Ms. Herseth has more than 36 years of banking experience, and brings significant credit approval and policy expertise to the Board. Ms. Herseth retired as Senior Vice President and National Head of Banking of BMO Private Bank- U.S. in 2017, where she was responsible for BMO’s private banking line of business at a national level. Currently, Ms. Herseth serves as a Board member of Ride Illinois, as a Board member and a member of various board committees of Thresholds, Inc., and as a Trustee and member of various board committees of Dominican University. Ms. Herseth received her Bachelor’s degree in Finance from Northern Illinois University, and her Master of Business Administration degree from Northwestern University’s J.L. Kellogg Graduate School of Management. She is also a Certified Financial Planner. Ms. Herseth is a recipient of the National Association of Women Business Owners (NAWBO) corporate woman of achievement for 2011.

The Board committees to which Ms. Herseth will be appointed have not yet been determined. There are no family relationships between Ms. Herseth and any director or other executive officer of the Company nor are there any transactions between Ms. Herseth or any member of her immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission. Further, there is no arrangement or understanding between Ms. Herseth and any other persons or entities pursuant to which Ms. Herseth was appointed as a director of the Company.

Upon her appointment to the Board, Ms. Herseth will generally be entitled as a non-employee director to participate in the Byline Bancorp, Inc. Director Compensation Program. As such, for 2019, Ms. Herseth is entitled to receive a prorated portion of the annual director retainer of $75,000, and reimbursement of reasonable and substantiated out-of-pocket expenses incurred in connection with the performance of her duties as director.

A copy of the Company’s press release announcing Ms. Herseth’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated April 4, 2019, announcing the appointment of Mary Jo S. Herseth to the Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2019	BYLINE BANCORP, INC. By:/s/ Alberto J. Paracchini Name: Alberto J. Paracchini Title: President and Chief Executive Officer

4